EXHIBIT 10.9(a)

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT made as of the 18th day of January, 1999 by and between STEVEN G. ANDERSON (hereinafter referred to as "EMPLOYEE"), and CRYOLIFE, INC., a Florida Corporation (hereinafter referred to as "EMPLOYER"):

                                   WITNESSETH:

         1. Employment: Employer hereby employs Employee and Employee hereby accepts employment upon the terms and conditions as set forth hereinafter. It is agreed that this Employment Agreement shall replace the previous Employment Agreement dated April 10, 1995.

         2. Term of Employment: Subject to the provisions of termination as hereinafter provided, the term of this Agreement shall begin on the 18th day of January, 1999, and terminate on the 18th day of January, 2004 and shall automatically be renewed for one successive five (5) year term unless either party gives the other notice to terminate the Employment Agreement at the expiration of the original term, which notice must be given at least sixty (60) days prior to the expiration of said original five year term.

         3. Compensation: The Employer shall pay to the Employee the following compensation:

          (a) A base salary of $442,750.00 per year which may be increased annually during the term of this agreement. Said salary may be increased annually by the Compensation Advisory Committee of the Company, pursuant to its annual review. In this agreement all references to "salary" shall be defined as the "base salary" and any increases thereof of the Employee at the time involved, whether the amount set forth above, or the amount hereafter set by the said Compensation Advisory Committee. Nothing in this agreement shall be deemed to preclude the Employee from receiving raises in salary or options to purchase stock during the term of this agreement. The salary will be reviewed annually by the Compensation Committee of the Company, being guided by the Radford study and his performance;

          (b) Additional compensation may be paid to Employee in the form of salary increases and stock option grants, depending upon his performance as determined by Employer;

          (c) The Employee may receive an annual bonus in addition to said salary; and

          (d) The Employer agrees to reimburse the Employee for the costs of the motor vehicle that he drives by making payments to Employee to reimburse him for the down payment and monthly payments on the motor vehicle purchased by him, together with payments to reimburse him for the gasoline, oil and repairs of the Employee's motor vehicle and for all other reasonable motor vehicle expenses. Employee shall maintain the motor vehicle in good operating condition.

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         4. Duties: Employee is engaged as President and Chief Executive Officer for the Employer and shall serve as a Director and Chairman of the Board of Directors, and shall perform such duties of those positions including but not limited to the following:

          (a) Employee shall have such duties as may from time to time be assigned to him by the Employer;

          (b) Employee shall devote his full time to the performance of his duties as the President and Chief Executive Officer of the Employer and shall not enter into competition with Employer and/or any of its subsidiaries or affiliates during the term of this Agreement; and

          (c) Employee's duties shall include acting as Chief Executive Officer for the Employer and he shall be responsible for the operation of all of the business of the Employer. The requirements imposed in this paragraph are not intended to be all inclusive and Employee will perform all of the duties associated with being Chairman, President and Chief Executive Officer for this enterprise. The titles "President", "CEO", and "Chairman" will not be assigned to any other person.

         5. Extent of Service: Employee shall be employed on a full time basis and exercise his efforts to the optimum benefit of the Employer. Employee shall be granted a vacation of up to four (4) weeks per year and shall be eligible for such vacation upon the signing of this agreement. Scheduling of such vacation shall be arranged at least fifteen (15) days in advance thereof if possible. Any vacation time unused during any one year period of employment may be carried forward to the next year. Employee shall be compensated for any unused vacation time remaining at the end of the contract.

         6. Illness and Incapacity: Employee shall receive compensation for any period of illness or incapacity during the terms of this Agreement, at the same rate provided under this agreement.

         7. Disability Insurance: Employer agrees to provide to the Employee appropriate disability insurance coverage, providing the Employee with disability benefits appropriate to his position in the company and his earnings therefor. Employee agrees to obtain quotations for disability insurance and provide them to Employer for its consideration. The decision as to which disability insurance carrier to select remains in the sole discretion of Employer. The coverage obtained shall provide disability benefits to Employee appropriate to his income at the time of disability. The disability policy shall be owned by the Employee, but the annual premium shall be paid by the Employer. The Employer shall have the right to terminate this Agreement if such illness or incapacity shall be of such a character as to totally prohibit Employee from rendering substantially all services to the Employer for a period of more than one hundred eighty (180) days in one calendar year, by giving at least sixty
(60) days written notice of intention to do so. For the purposes of determining ability or inability to render substantial services, the criterion to be used shall be that which is used in determining total disability under the Social Security Act of 1934 as Amended. If Employee shall resume his duties within sixty (60) days following receipt of such notice, and shall perform such duties on a regular basis for 180 consecutive days thereafter, this Agreement and Employee's employment shall continue and the notice of intention to terminate shall have no further force, effect or validity.


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          8. Termination Upon Disability:  Employer may terminate the employment of Employee in the event of the disability of Employee. As used herein, "Disability" shall mean a mental or physical condition of Employee which, in the professional determination of an independent physician chosen by Employer, renders Employee incapable of performing his duties under this Agreement for a continuous period of six (6) months or longer. In the event Employee (or his custodian)  disagrees  with  the  determination  of the  independent  physician,
Employee  may  obtain  the  determination  of  another   physician,   reasonably
acceptable to Employee and Employer, whose opinion shall be conclusive.

          9. Major Medical and Life Insurance: Employer agrees to provide major medical and life insurance coverage for Employee. The major medical policy shall designate Employee's wife, Ann B. Anderson, as an insured under the said policy in addition to Employee. Said insurance coverage shall be provided to Employee and his wife, Ann B. Anderson, during the employment of Employee and as otherwise provided for hereinafter. A life insurance policy shall be provided to Employee by Employer provided Employee meets the requirements of the insurer for coverage. Said policy shall provide benefits in an amount up to two (2) times Employee's current salary or more. Employee shall designate the beneficiaries of said life insurance policy. Employee agrees to cooperate with the Company to obtain key-man life insurance on Employee's life should Employer desire to purchase same for its benefit.

         10. Death and Survivor Benefits: If Employee should die during the term of his employment, the employment is terminated and the Employer shall pay to the spouse of the Employee, or other survivor designated by Employee, including the Employee's estate if so designated, the compensation which would otherwise be payable to Employee through to the end of the month in which his death occurs, plus one (1) year's salary. The Employer shall have no other financial obligations to Employee's spouse or other designated survivor, or estate with the exception of the provisions for health insurance to Employee's wife, Ann B. Anderson. In the event of Employee's demise prior to the termination of this agreement, Employer agrees to continue the major medical insurance as described hereinabove for Employee's wife, Ann B. Anderson, for the duration of her life.

         11. Termination of Employment: Notwithstanding any provision stated in Paragraph 3 hereinabove, the Employee may terminate this Agreement upon giving adequate notice thereof as described herein. In the event the Employee terminates this Agreement, he shall be required to give one hundred eighty (180) days written notice. Said termination shall be effective upon the expiration of said one hundred eighty (180) days.

         Employer may terminate the employment of the Employee hereunder with or without good cause (as defined hereinbelow, and also sometimes referred to as "cause") by giving one hundred eighty (180) days written notice of its intention to do so. If the termination of the employment of Employee is without good cause, Employer shall pay compensation to Employee consisting of the base salary and any increase thereof for the period remaining on the agreement or for two

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(2) years  whichever  is greater.  If the Employer  gives notice of  termination without good cause, or if the termination is without good cause, the Employer will be required to pay to the Employee the sum due to Employee for his base salary, plus any increase thereof, for the year(s) remaining on the contract or for a period of twenty four (24) months, whichever is greater, as reasonable compensation for the reminder of the term of this agreement and its renewal term. The said compensation shall be paid in a lump sum within one hundred eighty (180) days from the date of the notice of termination. The termination shall be effective as of the date set forth by the Employer in the Notice of Termination, which may not be less than one hundred eighty (180) days after delivery of the notice.

         In the event of termination for good cause, the Employee will be paid his base salary and increases thereof for one hundred eighty (180) days, but no other compensation shall be due under this agreement for the remainder of the term of this agreement, however, Employee shall be entitled to a hearing before the board of directors of the Company within one hundred eighty (180) days, and Employee may sue for damages claiming the termination was not for good cause and seek damages and he may pursue such other remedies as may be available.

         Employer may terminate Employee's employment under this agreement for good cause which shall mean (i) Employee's willful and wanton wrongful act having a substantial material adverse effect on the Employer; (ii) Employee's acts amounting to gross negligence to the material detriment and substantial material adverse effect on the Employer; (iii) Embezzlement of funds of the Employer; or (iv) Employee's conviction of a felony. In order to terminate the employment of Employee pursuant to this paragraph, Employer must first provide Employee with written notice of termination which notice shall specifically identify the circumstances which constitute cause for termination as defined herein. In the event of termination for cause under the provisions set forth in subsections (i) or (ii) of this paragraph, Employee shall have one hundred eighty (180) days in which to cure such default. In the event the Notice of Termination states that it is "for good cause", then during the one hundred eighty (180) days, Employee shall be entitled to meet with the directors at a meeting called for the purpose of reconsidering the termination. At that meeting, the Employee may present such information or evidence as may bear upon the issue of cause for termination. Upon the Employee making such presentation, the directors shall reconsider the issue of termination and determine whether the Employee is or is not terminated at the close of said directors' meeting. If the Employer's notice of termination is for good cause the employee may make the above presentation and if the directors do not reconsider and withdraw the termination, then the Employee may sue at law for damages or may pursue such other remedies available. If the notice of termination is withdrawn then the Employee will remain employed pursuant to this agreement. Nothing set forth above shall require that the Employee request a meeting with the directors for reconsideration or present any evidence at such a meeting. If no meeting is requested by Employee he shall be entitled to file suit at law for damages for breach of contract or to pursue any other remedies available to him.

         In the event that Employer terminates this agreement, the employment shall cease one hundred eighty (180) days after such notice is delivered and this agreement shall be terminated. The Employer reserves the right to discharge the Employee without good cause and without hearing provided the Employee is paid the base salary, plus any increases thereof for the period specified above, together with any earned but unpaid salary, earned but unused vacation time, bonus or other compensation, as of the date of the termination. Both parties shall be bound to honor any and all bonuses,

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allowances, unpaid but earned vacation time, loans and separate agreements which have previously been specified in writing. The Employer's notice of termination must state whether the termination is "for good cause" or "without good cause". The parties agree that any termination by the Employer which fails to state whether it is "for good cause" or "without good cause" shall be deemed as being "without good cause" and shall be treated as a termination "without good cause". The parties agree that the Employer may not change its Notice of Termination from being "without good cause" to being "with good cause". Upon delivery of the Notice of Termination by the Employer to the Employee, Employee may request reconsideration or he may sue at law for damages or he may do both.

          12. Personal Information: Employee agrees to provide the Employer with complete pertinent information upon request. Such information shall be in the form of a completed application for employment as requested. Employee agrees to supplement or update such information in writing upon request of Employer.

          13. Approval: Employer shall be the sole judge as to whether the Employee is performing his duties in a satisfactory manner.

         Employee covenants and agrees that he will treat as confidential and will not, without the prior written approval of Employer, use (other than in the performance of his designated duties of Employer) or disclose in any manner either during or after the term of his employment hereunder any Trade Secret.

          All records, notes, files, memoranda, reports, price lists, client lists, drawings, plans, sketches, documents, equipment, apparatus and like items, and all copies thereof, relating to the business of Employer or Trade Secrets, which shall be prepared by Employee or which shall be disclosed to or which shall come into the possession of the Employee, shall be and remain the sole and exclusive property of Employer. Employee agrees that at any time upon request from Employer, he will promptly deliver to Employer, as the case may be, the originals and all copies of any of the foregoing that are in his possession, custody or control, and any other property belonging to Employer.

          14. Reproduction Rights: The Employer shall have the exclusive right to reproduce any design or invention completed by Employee during the term of his employment and to reproduce any design or invention produced from such design work, or to make any and all modifications to such design work and modifications produced therefrom which the Employer, in its sole discretion, may feel necessary or desirable.

         15. Employee's Warranties: By executing this Agreement, Employee warrants:

         (a) That Employee shall not infringe upon any statutory copyright, common law right, proprietary right, patent right, or any other right whatsoever in performing his duties;

         (b) That any design work to be done by Employee shall contain no matter contrary to law; and

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         (c)      That  Employee  will  not  invade  the  right  of  privacy  by depicting persons or places in any design work without first obtaining the written release of privacy rights from all such persons or owners of such places and shall remit the originals of such release to the Employer.

          Employee agrees that the warranties contained herein are true as of the date of the execution of this Employment Agreement and shall remain true throughout the term of his employment, and Employee further agrees to indemnify and hold harmless the Employer from any and all claims arising from breaches of the aforesaid warranties.

          16. Intellectual Property: The Employee specifically waives any rights he might be construed to have as a consequence of that industry convention which grants an employee the right to use for his, in whole or in part, after termination of his employment, any inventions, innovations or designs, etc. (hereinafter referred to as "Intellectual Property") susceptible to patent, registrations, copyright or other legal protection (hereinafter referred to as "Protection"), whether domestic or foreign, which he may originate during the term of his employment, using facilities or any other form of assistance provided by the Employer.

          In the specialized case in which the Employee may originate on his own time, on other than Employer's premises, and with no assistance from Employer, including use of Employer's facilities, any Intellectual Property susceptible to Protection, it is understood that he shall have the right to exploit the same for his personal account (provided he personally undertakes the expense involved in establishing Protection). In such specialized case, however, the Employer shall have, and is hereby granted, a fully-paid royalty-free license to use in its own operation such Intellectual Property for the period of employment and for two (2) years thereafter.

          With further respect to any item of Intellectual Property developed in the manner defined by the immediately preceding paragraph, in the event the Employee does not wish or is unable personally to pay for such Protection of any Intellectual Property, the Employer shall have the option to do so, but shall not be required to do so, and shall thereafter enjoy the sole proprietorship and ownership of such Intellectual Property without any duty or liability to Employee. The Employee shall make available to the Employer all the information at his disposal relating to such Intellectual Property, and shall cooperate with it in every way necessarily implied to obtain such Protection for the Employer.

         Employee further agrees to execute whatever conveyances, assignments, bills of sale or other documents that may at any time become necessary to execute or to provide whatever further assurances Employer deems necessary in its sole discretion in order to perfect Employer's title to the rights to such Intellectual Property that Employer has been granted by this Agreement. Employee agrees not to incorporate in any writings composed by him such Intellectual Property or any other information of a proprietary nature or trade secrets (including but not limited to ideas or items susceptible to Protection) that may

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belong to the Employer or  subsequently  come to,  belong or be possessed by the
Employer without the prior written consent of the Employer, which consent may be arbitrarily, unreasonably or capriciously withheld. In order to effectuate the rights granted to the Employer, pursuant to this paragraph, Employee agrees to submit all tracts, manuscripts, texts and writings he intends to publish to Employer prior to submitting them for publication to any publisher or causing them to be published himself. In the event the Employer determines the material submitted violates the provisions of this paragraph, the offending portions shall be deleted. It is further provided that if Employee disputes the Employer's decision, the dispute shall be decided by arbitration pursuant to the Florida Arbitration Code.

          17. Restrictive Covenant: Employee recognizes that opportunities afforded him by Employer are valuable assets and of great personal benefit to him in his line of work, and therefor, provide sufficient basis for the restrictive covenants contained in this paragraph. In recognition of the above, and in further consideration of his employment by Employer, Employee further agrees that during the term of this Agreement and for a period of two (2) years from the date of any termination of his employment, whether by termination of this Agreement, by wrongful discharge, or otherwise, shall not directly or indirectly, in the United States or on offshore islands, engage in competition which the Employer or its affiliates of which at the time of such termination is conducting or has conducted business, nor in any State, territory or other countries in which the Employee knows that the Employer intends to extend, carry on, or is carrying on, business by expansion of its activities. Competition of the Employer as referred to in this paragraph shall include but not be limited to business of the Employer as it now exists or may exist in the future, either as an individual on his own account, as a partner, joint venture, employee, agent, salesman or contractor for any person; an officer, director or stockholder of a corporation or otherwise. Solicitation or acceptance of business outside the restricted territories for purchase of, shipment to, or delivery of materials in any of the restricted territories shall constitute "engaging in business" in the restricted territories and by all reasons of this paragraph, be a violation of this paragraph. This covenant on the part of Employee shall be construed as an agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of Employee against the Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of this covenant. It is agreed by the parties hereto that if any portion of this non-compete covenant is held to be unreasonable, arbitrary or against public policy, the covenant herein shall be considered divisible both as to time and geographical area. Each month of the specified period shall be deemed a separate period of time. Each state of the United States of America, any other country, or territory shall be deemed a separate geographical area so that the lesser period of time or geographical area shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that, in the event any court determines the specified time period or the specified geographical area to be unreasonable, arbitrary or against public policy, then a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against Employee.

          18. Resolution of Disputes: In case of any conflicts or disputes, normal industry practices shall be considered but the decision of the Employer shall be final.

         19. Entire Agreement: This Agreement represents the entire agreement between the parties with respect to employment and any matters not specifically mentioned herein shall not be binding on the parties.

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         20.  Governing  Law: This contract shall be governed by the laws of the
State of Florida.

         21. Miscellaneous: Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

         22. Waiver of Breach: The waiver by the Employer of a breach of any condition of this Agreement by Employee shall not be construed as a waiver of any subsequent breach by Employee.

         23. Effective Date: This Agreement shall be effective as of January 18, 1999.

         24. Notice: Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified or registered mail, return receipt requested, to the parties at the following addresses:

     To the Employer:                   CryoLife, Inc.
                                        c/o: Ronald McCall, Esquire
                                        Secretary/Treasurer
                                        1655 Roberts Boulevard, N.W.
                                        Kennesaw, Georgia 30144

     To the Employee:                   Steven G. Anderson
                                        President & CEO
                                        5040 Northside Drive
                                        Atlanta, Georgia 30327


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


WITNESSES:                                CRYOLIFE, INC./EMPLOYER:

____________________________              BY:  /s/ Ronald D. McCall
                                               ---------------------
                                               RONALD D. MCCALL
                                          It's:   Secretary/Treasurer
____________________________


                                          Attest:                 (SEAL)

                                          /s/  Suzanne K. Gabbert
                                               ---------------------
                                               SUZANNE GABBERT
                                          It's:  Assistant Secretary


                                                    EMPLOYEE:

____________________________               /s/ Steven G. Anderson
                                               ---------------------
                                               STEVEN G. ANDERSON
____________________________               Print or type name of Employee



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